UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)          April 6, 2005
                                                  ------------------------------

                             WINFIELD CAPITAL CORP.
             (Exact Name of Registrant as Specified in its Charter)


         New York                       33-94322                 13-2704241
(State or Other Jurisdiction    (Commission File Number)      (I.R.S. Employer
      of Organization)                                       Identification No.)


               237 Mamaroneck Avenue, White Plains, New York 10605
                         (Address of Principal Executive
                          Offices, including Zip Code)


                                 (914) 949-2600
                         (Registrant's telephone number,
                              including area code)


                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 1.01        Entry into a Material Definitive Agreement.

On April 6, 2005, Winfield Capital Corp. (the "Company") entered into a Forbearance Agreement with the U.S. Small Business Administration (the "SBA") whereby the maturity date of the Company's remaining indebtedness to the SBA of approximately $5 million was extended until June 30, 2005, subject to a cure period of fifteen days. A copy of the Forbearance Agreement is filed herewith as
Exhibit 10.1 to this report on Form 8-K and is incorporated herein by reference. In connection with the Forbearance Agreement, the Company entered into a Stipulated Settlement and a Consent Order and Judgment whereby the SBA may exercise certain remedies in its discretion to the extent that the Company defaults under its obligations pursuant to the Forbearance Agreement. The Stipulated Agreement and the Consent Order and Judgment are filed herewith as Exhibits 99.1 and 99.2, respectively to this report on Form 8-K and are incorporated herein by reference.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            WINFIELD CAPITAL CORP.
                                            (Registrant)

Date:   April 8, 2005                       By: /s/ PAUL A. PERLIN
                                                --------------------------------
                                                Paul A. Perlin
                                                Chief Executive Officer

                                  EXHIBIT INDEX


Exhibit Number             Description


10.1                       Forbearance Agreement dated April 6, 2005

99.1                       Stipulated Settlement

99.2                       Consent Order and Judgment